UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 31, 2016

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INTERUPS INC.

(Exact name of registrant as specified in its charter)

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Nevada	333-182956	48-1308920
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

645 Fifth Avenue, Suite 400, New York, NY 10022

(Address of Principal Executive Office) (Zip Code)

(212) 371-7799

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02—DEPARTURE OF DIRECTORS AND CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Effective on October 31, 2016, Hadley W. Donenberg was selected Chairman of the Registrant, by the Board of Directors.  On the same date, Mr. Donenberg resigned as Interim Chief Executive Officer, and Louise Jones was selected as the Registrant’s Chief Executive Officer.

Louise Jones, age 51, has been associated with the Registrant since July, 2016.  Prior to that, from November, 2014, until July, 2016, she was a partner at the Murray Peeler Group, a division of Global Wealth Management of Merrill Lynch/Bank of America, which services hedge funds and financial service institutional clients. Additionally, she worked with high-net worth individuals and not-for-profit foundations. She brings over 20 years of NYSE experience as the youngest woman to hold a seat as a member of the NYSE, and to be nominated to serve as a Governor of the NYSE.

In 1993, Ms. Jones was founding partner of Cassidy, Jones & Co., Inc., and was that firm’s President and CEO until Cassidy, Jones & Co. was sold to Axis Global, a subsidiary of Sunward Global, in March, 2000.  Since the sale of Cassidy, Jones & Co., Inc. Ms. Jones held positions with VanDerMoolen Specialists as Head of Business Development from 2006-2008, and Head of Business Development at Curex Currency Hedge Fund from 2008-2009. She holds registered licenses with FINRA for the Series 7, 8, 12, 27, 63 and 66.

She proudly serves as the only adoptee of the Board of Directors of the New York Foundling Hospital, an institution which began in 1869 for the benefit of foundlings and orphans. She also serves on the advisory board of the Felix Organization, which serves to help children in the foster care system.

On July 15, 2016, the Registrant entered into a Service Agreement with Louise Jones, as Head of Institutional Sales.   Ms. Jones received a signing bonus of $150,000, is to be paid $240,000 per year, and is to receive bonuses beginning if and when total institutional sales of the Registrant or its subsidiaries reaches $400,000,000. As security for the payment of her annual compensation, the Registrant agreed to escrow $240,000 in cash plus an additional $240,000 in restricted stock. Ms. Jones will also receive100,000 shares of the Registrant’s common stock, which shares are to be transferred from Mr. Prasad, the Interim CFO and former majority shareholder, and from a former director.

Ms. Jones has not been the subject of any bankruptcy petition filed by or against any business of which she was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time. Ms. Jones has not been convicted in a criminal proceeding, nor has she been the subject to a pending criminal proceeding (excluding traffic violations, and other minor offenses), or subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting her involvement in any type of business, securities or banking activities; or found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law.

Mr. Donenberg’s background and compensation are disclosed in the Registrant’s Annual Report on Form 10-K, filed with the SEC on October 11, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

INTERUPS INC.

Dated: November 7, 2016	By:	/s/ Louise Jones
Louise Jones, Chief Executive Officer